    As filed with the Securities and Exchange Commission on December 13, 1999

                                                         REGISTRATION NO.: 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             ----------------------
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           SILICON VALLEY BANCSHARES
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     91-1962278
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                                                      JOHN C. DEAN
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                               SILICON VALLEY BANCSHARES
      3003 TASMAN DRIVE                              3003 TASMAN DRIVE
SANTA CLARA, CALIFORNIA 95054                SANTA CLARA, CALIFORNIA 95054
  TELEPHONE: (408) 654-7400                     TELEPHONE: (408) 654-7400
(Address including zip code, and       (Name, address, including zip code, and
 telephone number, including area       telephone number, including area code,
 code, of  registrant's principal                  of agent for service)
     executive office)
                              ---------------------
                                    COPIES TO:
           TODD H. BAKER, ESQ.                    RICHARD A. BOEHMER, ESQ.
      GIBSON, DUNN & CRUTCHER LLP                  O'MELVENY & MYERS LLP
   ONE MONTGOMERY STREET, 26TH FLOOR          400 SOUTH HOPE STREET, SUITE 1060
        SAN FRANCISCO, CA 94104                    LOS ANGELES, CA 90071
       TELEPHONE: (415) 393-8200                 TELEPHONE: (213) 430-6643
       FACSIMILE: (415) 986-5309                 FACSIMILE: (213) 430-6407
                             ----------------------

Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. /X/ 333-91159
                                                  ---------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================
Title of Each Class of Securities        Amount to be    Proposed Maximum       Proposed Maximum         Amount of
       to be Registered                   Registered    Offering Price Per     Aggregate Offering     Registration Fee
                                                             Unit(2)                 Price(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (1).....   172,500 shares        $41.375             $7,137,187.50           $1,885
===========================================================================================================================


(1) This registration statement also pertains to preferred share purchase rights to purchase shares of the registrant's common stock. One right is attached to and trades with each share of common stock of the registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the common stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share reported on the Nasdaq National Market on December 10, 1999.

        This registration statement is being filed pursuant to rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature pages, an exhibit index, and exhibit 5 opinion, an accountant's consent and the other documents listed on the exhibit index. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-91159) of Silicon Valley Bancshares, including the exhibits thereto, are incorporated by reference into this registration statement.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 13, 1999.

                                       Silicon Valley Bancshares



                                       By*______________________________
                                          John C. Dean
                                          CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Name                          Title                                                Date

*
------------------------------     Chairman of the Board                                December 13, 1999
Daniel J. Kelleher

*
------------------------------     President, Chief Executive Officer and Director      December 13, 1999
John C. Dean                       (Principal Executive Officer)

*
------------------------------     Executive Vice President, Chief Financial Officer    December 13, 1999
Christopher T. Lutes               (Principal Financial Officer)

*
------------------------------     Senior Vice President, Controller                    December 13, 1999
Donal Delaney                      (Principal Accounting Officer)

*
------------------------------                            Director                      December 13, 1999
Gary K. Barr

*
------------------------------                            Director                      December 13, 1999
James F. Burns, Jr.

*
------------------------------                            Director                      December 13, 1999
David M. deWilde



*
------------------------------                            Director                      December 13, 1999
Stephen E. Jackson

*
------------------------------                            Director                      December 13, 1999
James R. Porter

*
------------------------------                            Director                      December 13, 1999
Ann R. Wells

/s/ A. Catherine Ngo
------------------------------                      Attorney-in-fact                    December 13, 1999
A.Catherine Ngo



        *A. Catherine Ngo, by signing her name hereto, does sign this document on behalf of the persons noted above, pursuant to a power of attorney duly executed by such persons and previously filed.

                      INDEX TO EXHIBITS

EXHIBIT NO.                           DESCRIPTION
    5.1        Opinion and Consent of Gibson, Dunn & Crutcher LLP.

   23.1        Consent of KPMG LLP.

   23.2        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 above).

   24.1        Power of Attorney (Filed as Exhibit 24.1 to the Registration Statement on Form S-3
               of the Company (File No. 333-91159) and incorporated herein by reference.
